Exhibit 4.4
GUARANTEE
     PepsiCo, Inc., a North Carolina corporation (hereinafter referred to as the “Guarantor”), which term includes any successor or assign under the Indenture, dated as of October 24, 2008 (the “Indenture”), among Bottling Group, LLC, a Delaware limited liability company or any successor thereto (the “Obligor”), the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), hereby irrevocably and unconditionally guarantees to the Holders of the Notes and the Trustee that: (i) (A) in the event of a full guarantee as described in Section 11.01(1) of the Indenture, the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, together with interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other monetary obligations of the Obligor to the Holders under the Indenture or the Notes will be promptly paid in full, all in accordance with the terms hereof or (B) in the event of a partial guarantee as described in Section 11.01(2) of the Indenture, the Partial Guarantee Percentage of the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, together with interest on the Partial Guarantee Percentage of such overdue principal, and premium, if any, and (to the extent permitted by law) interest, if any, on the Notes and the Partial Guarantee Percentage of all other monetary obligations of the Obligor to the Holders under the Indenture or the Notes, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or any of such other monetary obligations, the amount set forth in clause (A) or (B) above, whichever is applicable, will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise.
     The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.
     No stockholder, officer, director or incorporator, as such, past, present or future of the Guarantor shall have any liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.
     This is a continuing Guarantee and such Guarantee shall remain in full force and effect from and including the Guarantee Commencement Date (in the event that the Guarantee Commencement Date shall occur) and shall, in accordance with the terms of the Guarantee and the Indenture, be binding upon the Guarantor and its successors and assigns until (a) full and final payment and performance of all other monetary obligations of the Obligor to the Holders under the Indenture or the Notes or (b) full and final payment by the Guarantor of the same to the extent specified in clause (i)(A) or (i)(B) above, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically

A-1

extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
     ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, THIS GUARANTEE SHALL NOT BECOME EFFECTIVE AND SHALL NOT BIND THE GUARANTOR UNLESS AND UNTIL THE GUARANTEE COMMENCEMENT DATE SHALL OCCUR. IF THE GUARANTEE COMMENCEMENT DATE SHALL NOT OCCUR, THIS GUARANTEE SHALL NOT BECOME EFFECTIVE, AND THE GUARANTOR SHALL NOT HAVE ANY OBLIGATIONS UNDER THIS GUARANTEE, THE NOTES OR THE INDENTURE.
     THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

A-2

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
Dated:

PEPSICO, INC.
By:
Name:
Title:

A-3